bhi_II_III.htm PART II and III

ITEM 1.

OFFERING CIRCULAR

Form 1-A: Tier 1

BARRIER HOMES INC.

802 22nd Ave S

MOORHEAD, MN 56560

Phone: (701)-238-4140 Email: barrierhomesinc@outlook.com

Best Efforts Offering of 20,000 SECURED BONDS 5% 20 Year Maturity Callable 10 Year

Minimum Purchase: 1 Bond ($1,000)

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

(b) Other contents. The Preliminary Offering Circular contains substantially the information required to be in an offering circular by Form 1-A (§ 239.90 of this chapter), except that certain information may be omitted under Rule 253(b) (§ 230.253(b)) subject to the conditions set forth in such rule.

 This Prelim Offering Circular relates to the offering and sale of up to Twenty thousand (20,000) Secured Bonds of the Company for an aggregate, maximum gross dollar offering of Twenty Million ($20,000,000) Dollars (the "Offering"). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each bond will be offered at ONE THOUSAND DOLLARS ($1,000.00) per bond. There is a minimum purchase amount of One Bond, at $1,000.00 per bond for an aggregate purchase price of One Thousand and 00/100 Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See "Risk Factors" beginning on page 11. This offering circular relates to the offer and sale or other disposition of up to Twenty Thousand (20,000) Bonds, at $1,000.00 per bond. See "Securities Being Offered" beginning on page 38.

This is our offering, and no public market currently exists for our bonds. The Offering price is arbitrary and bears to relationship to any criteria of value. The Company does not intend to seek a public listing for the Bonds until it feels there is sufficient capital or investors interest to do so. Moreover, our bonds are not listed for trading on any exchange or automated quotation system. The Company presently does intend to seek such listing for its bonds, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Bonds being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The Bonds offered hereby are offered on a "best efforts" basis, and there is no minimum offering.

We have not made arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of Bonds will be immediately available to us for use in our operations and once received and accepted are irrevocable. See "Plan of Distribution" and "Securities Being Offered" for a description of our Bonds.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE BONDS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	Discount and	Proceeds to	Proceeds to
	Bond	Public (3)	Commissions (1)	Issuer (2)	other persons
Per Bond	1	$1000	$0	$1000	$0.00
Total Minimum	1	$1,000.00	$0	$1000.00	$0.00
Total Maximum	20,000	$20,000,000.00	$0.00	$20,000,000.00	$0,000.00

(1)	We do not intend to use commissioned sales agents or underwriters at this time. Management may change this at anytime during the offering.
(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the bonds.

(3)	The Bonds are offered at $1,000.00 per bond, with a Minimum Purchase of 1 Bond.

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is December 15, 2020

ITEM 2.

TABLE OF CONTENTS

Summary Information	6
COVID-19 Risks Related to the Company	11
Risk Factors	11
Dilution	19
Plan of Distribution	20
Use of Proceeds	21
Description of Business	22
Description of Properties	28
Managements Discussion and Analysis	28
Directors, Executives, and Significant Employees	32
Executive Compensation	35
Securities Ownership of Management and Control Persons	36
Interest of Management and Others in Certain Transactions	37
Securities Being Offered	38
Financial Statements	39
Exhibits	57
Signatures	58

FORWARD LOOKING STATEMENTS

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANYS MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS ESTIMATE, PROJECT, BELIEVE, ANTICIPATE, INTEND, EXPECT AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENTS CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANYS ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this offering circular, references to the Company, company, we, our, us The Company, or Company Name refer to BARRIER HOMES INC., unless the context otherwise indicates.

You should carefully read all information in the offering circular, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Minnesota on April 06, 2017. Our principal office is located at 802 22nd Ave S MOORHEAD, MN 56560.
Capitalization:	Our corporation provide for the issuance of up to (i) $20,000,000 in Bonds, par value 1000 and (ii) As of the date of this Offering Circular there are 0 Bonds issued and outstanding.
Management:

Our Chief Executive Officer and Sole Director is Randall Boe. He also acts as President and Secretary. There are no other officers or directors of the Company as of the date of this filing. The Company plans to add additional Officers and Directors upon qualification of this offering, and when Company operations commence. The CEO spends approx. 50-70 hours per week to the affairs of the Company. This is expected to continue following qualification of this offering and as Company operations continue.

Controlling Shareholders:

Our sole Officer and Director constitutes our only stockholder, owning 100% Stock. As such, our current Officer and Director will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no binding plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

BARRIER HOMES INC. is an emerging growth company that is engaged in real estate development within the United States. The Company will engage in development and/or acquisition, management and operation or sale of any class of income producing residential and commercial real estate.

We are an emerging growth company, and we expect to use substantially all of the net proceeds from this offering to engage in land acquisition and real estate development business described herein. We expect to build a high-quality real estate portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification. These properties may be existing properties, newly constructed properties or properties under development or construction which we intend to acquire, make cosmetic changes, repairs, and other enhancements in order to increase the value for rent or immediate sale. The land banking properties will be designated for future development either by the Company or in a joint venture. Including Solar Fields and Wind Farms.

We plan to initially identify and then focus on regions of United States, and in markets that we believe are likely to benefit from favorable demographic changes. The Company will hold title to its acquired properties through related entities that operate as wholly owned or wholly controlled subsidiaries of the Company.

Historical Operations:

Since inception April 06, 2017 the Company has limited its operations to single and multi-family new construction while primarily researching potential real estate markets and preparing for this offering. Gross Receipts of 2019 $251,498.00 Gross Profit $153,257.00 Gross Receipts of 2018 $469,906.00 Gross Profit $212,447.00

Current Operations:	The Company is currently focused on 2 potential real estate markets and potential real estate acquisition opportunities, as well as sourcing its capital raise requirements from this offering.
Growth Strategy:

The Company will seek to begin its acquisition strategy upon completion of this offering and following a successful capital raise. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering
Securities Offered:	20,000 Bonds at $1,000.00 per bond.
Common Stock Outstanding: Bonds Outstanding:	200,000,000 shares 0
Common Stock Outstanding after: Bonds Outstanding after Offering:	200,000,000 shares 20,000 Bonds.
Use of Proceeds	The proceeds will be deployed for land banking and real estate development and related working capital expenses.

Termination of the Offering:

The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the SEC) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Bonds being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Offering Cost:

We estimate our total offering registration costs to be $30,000.  If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees; however our officer and director has no legal obligation to advance or loan funds to the Company.

Market for the Bonds:	The Bonds being offered herein are to be listed for trading on an OTC marketplace or automated quotation system. The Company does intend to seek such a listing at qualification time hereinafter.

Market for our Bonds:

Our Bonds are not listed for trading on any exchange or automated quotation system. We do intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing on the OTC secondary market where bonds are generally listed at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securities Act of 1933. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

Common Stock Control:

Our sole Officer and Director currently own all the issued and outstanding common stock of the company. He also will continue to control the operations of the company after this offering, irrespective of its outcome.

Best Efforts Offering:

We are offering our Bonds on a best efforts basis through the CEO Randall Boe, who will not receive commissions for selling the Bonds. There is no minimum number of Bonds that must be sold in order to close this offering.

ITEM 3.    RISK FACTORS

Investing in our Bonds involves risk. In evaluating the Company and an investment in the Bonds, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect The Companys business, operating results or financial condition, as well as adversely affect the value of an investment in our Bonds. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

COVID-19 Risks Related to the Company

The COVID-19 pandemic poses specific risks related to our Company

The COVID-19 pandemic poses specific risks related to our Company. Specifically it makes it difficult for us to evaluate specific properties, visit certain areas easily, meet with potential investors and joint venture partners. Some Finance companies may also determine that because we are a new company, that we will delayed unreasonably in our ability to acquire and renovate a property in a timely manner. This may influence them in a negative manner and make decisions based on those estimates of our potential future performance.

Where the existing properties are tenanted, there may be unforeseen delays and late payments due to COVID-19. This may reduce our ability to obtain financing for those properties. This will require the Company to purchase the property without financing, be asked to agree to unreasonable terms or abandon those properties altogether. This will increase our cost and create delays in acquiring properties.

There is, however, a potential upside to the COVID-19 disruption. If we can obtain the confidence of investors, we may be able to target properties where the tenant income has been delayed or disrupted. We would typically have to make a fast, all-cash, offer on such properties in order to negotiate a sale. We would expect to obtain such properties at a discount relative to a normal market appraisal.

In either case the COVID-19 pandemic will cause continued disruption in the investment property market for an unknown time period. This may result in the delayed start of the Company's operations.

Risks Related to the Company

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on April 06, 2017, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on style factors, including:

*	our ability to identify attractive properties and other real estate opportunities that are consistent with our investment strategy;

*	our ability to consummate financing on favorable terms;

*	our ability to contain restoration, maintenance, marketing and other operating costs;

*	real estate appreciation or depreciation in our markets;

*	our ability to absorb costs that are beyond our control, such as real estate taxes, insurance premiums, litigation costs and compliance costs;

*	our ability to respond to changes in population, employment or homeownership trends in our markets; and

*	economic conditions in our markets, as well as the condition of the financial and real estate markets and the economy generally.

 We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our sole Officer and Director has not made any written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on the hiring of key personnel and loss of the services of any of these individuals could adversely affect the conduct of the Company's business.

Our business plan is significantly dependent upon the ability to hire and retain qualified individuals and key personal, who may be appointed as officers and directors, and their continued participation in our Company. It may be difficult to replace any of them at an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of ones investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, including controlling state statute permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Company. Furthermore, our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty by such director acting as a director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, pursuant to Corporation Law of Minnesota (unlawful payment of a stock dividend or unlawful redemption of stock), or for any transaction from which a director derived an improper personal benefit.  Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of directors, officers, employees or agents of the Company or to create a trust fund, grant a security interest and/or use other means to provide indemnification.

Our Bylaws permit us to indemnify our officers and directors to the full extent authorized or permitted by law.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

The profitability of attempted acquisitions and other real estate development is uncertain.

We intend to acquire and develop real estate properties selectively. The acquisition and development of properties entails risks that investments may fail to perform in accordance with expectations. In undertaking these projects, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in the projects include risks that the properties will not achieve anticipated sales or occupancy levels and that estimates of the costs of improvements to bring a property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

If we purchase or develop assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase or develop may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase or develop real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for or expended in the development of such assets.

A residential property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), and the attractiveness and location of the property. Our performance will be linked to economic conditions in the regions where our properties will be located and in the market for residential and commercial space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market prices, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on style factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. This may result in a loss of confidence in our share price and limit our ability to raise capital through the sale of Bonds. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase or develop additional properties only as additional funds are raised and only if owners of real estate accept our bonds in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire and develop properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company may not be able to effectively control the timing and costs relating to the renovation of or improvements on properties, which may adversely affect the Companys operating results and the its ability to make a return on its investment or disbursements of dividends or interest to our shareholders.

Nearly all of the properties to be acquired by the Company will require some level of renovation immediately upon their acquisition or in the future. The Company may acquire properties that it plans to extensively renovate. The Company also may acquire properties that it expects to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures. The Company may also acquire land for improvement only to discover that the land may require extensive investment such as landfill for swamps to bring the land to bankable level. The Companys properties will also have infrastructure and appliances of varying ages and conditions. Consequently, the Company will routinely retain independent contractors and trade professionals to perform physical repair work, and the Company will be exposed to all of the risks inherent in property renovation, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the time of receiving necessary work permits, certificates of occupancy and poor workmanship. If the Companys assumptions regarding the costs or timing of renovation and improvements across our future properties prove to be materially inaccurate, the Companys operating results and ability to make distributions to our Shareholders may be adversely affected.

The Company has identified two specific properties to acquire or improve with net proceeds of this offering, and you will be unable to evaluate the economic merits of the companys investments made with such net proceeds before making an investment decision to purchase the Companys securities.

The Company will have broad authority to invest a portion of the net proceeds of this offering in any real estate opportunities the Company may identify in the future, and the Company may use those proceeds to make investments and land improvements with which you may not agree. You will be unable to evaluate the economic merits of the Companys properties before the Company invests in them and the Company will be relying on its ability to select attractive investment properties. In addition, the Companys investment policies may be amended from time to time at the discretion of the Companys Management, without out notice to the Companys Shareholders. These factors will increase the uncertainty and the risk of investing in the Companys securities.

Although the Company intends to use substantial portion of the net proceeds of this offering to acquire and renovate residential and commercial properties in its targeted markets, including working capital, the Company cannot assure you that it will be able to do so. The Companys failure to apply the proper portion of the net proceeds of this offering effectively or find suitable properties to acquire and develop in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Risks Related to Our Securities

There is no current established trading market for our Bonds and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our bonds and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the bonds may have difficulty selling their bonds. No market makers have committed to becoming market makers for our bonds and none may do so.

The offering price of the Bonds being  offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the Bonds being registered.

Currently, there is no public market for our Bonds. The offering price for the Bonds being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our Bonds.

We may, in the future, issue additional Bonds.

Our corporation authorize the issuance of $20,000,000 Bonds: As of the date of this Offering Circular

We are real estate company, and we finance our business through mortgages

As with every other real estate company, we will from time to time finance our business through mortgage loans collateralized by the underlying property we acquire. Our goal is to purchase real properties by assuming up to a 85% or more debt financing. We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank or non-bank third party. However, we hope to limit our financing costs and our financing to direct leverage on the property. We hope to finance acquisition costs mostly with the sale of our bonds in this offering. As a result, our balance sheet may be unduly leveraged and if we cannot sell or liquidate our properties, we will be burdened by debt service, including, but not limited to payment of principal and interest and other fees.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our bonds to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

ITEM 4.   DILUTION Not Applicable to this Bond Offering.

We have an anti-dilution provision in place for investor protection:

By tweaking the conversion price between convertible securities such as corporate bonds or preferred shares and common stock this way the anti-dilution clause can keep investors original ownership intact.

ITEM 5.    PLAN OF DISTRIBUTION

We are offering a maximum of 20,000 Bonds on a no minimum, best efforts basis. We will sell the Bonds ourselves and do not plan to use underwriters and pay commissions.  We will be selling our Bonds using our best efforts and no one has agreed to buy any of our Bonds. This offering circular permits our existing, and future, officers and directors to sell the Bonds directly to the public, with no commission or other remuneration payable to them for any Bonds they may sell. There is currently no plan or arrangement to enter into any contracts or agreements to sell the Bonds with a broker or dealer.  Our officers and directors will sell the Bonds and intend to offer them to friends, family members and business acquaintances.  There is no minimum amount of Bonds we must sell; so no money raised from the sale of our Bonds will go into escrow, trust or another similar arrangement.

The Bonds are being offered by Randall Boe, the Companys Chief Executive Officer and Director.  Mr. Boe will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the Bonds. No sales commission will be paid for Bonds sold by Mr. Boe. Mr. Boe is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Boe primarily performs substantial duties on behalf of the registrant other than in connection with transactions in securities.  Mr. Boe has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 20,000 Bonds being offered, or (ii) 365 days after this Offering Circular is declared qualified by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

ITEM 6.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per bond price of $1,000.00, the net proceeds from the sale of the 20,000 Bonds in this Offering will be approximately $20,000,000.

We will utilize the net proceeds from this offering to identify and acquire properties operations and to acquire, restore, and manage residential and commercial properties, and for general corporate purposes, including financing, operating expenses and our other expenses.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:

Maximum Offering

Amount Percentage

Property Acquisition:

Acquisition Costs (1)

$1,000,000

5%

Development Costs

$13,000,000

65.3%

Working Capital

$6,000,000

   29.7%

Offering Expenses (2)

$0

   0%

The following table sets forth information about the use of proceeds if all 20,000 bonds are not sold.

Bond Offering	Use of Proceeds	Development	Construction	Working Capital
Min 1	General Corprate Purpose	350	350	300
25%	General Corprate Purpose	1,750,000	1,750,000	1,500,000
50%	General Corprate Purpose	3,500,000	3,500,000	3,000,000
75%	General Corprate Purpose	5,250,000	5,250,000	4,500,000
Max 20,000 100%	General Corprate Purpose	6,500,000	6,500,000	7,000,000
Notes				(1) and (2)

(1) "Acquisition Costs" are costs related to the selection and acquisition of properties, including financing and closing costs. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on property not acquired, accounting fees and expenses and miscellaneous expenses. The presentation in the table is based on the assumption that we will always finance the acquisition of properties whenever possible.

(2) "Offering Expenses" include projected costs for Legal and Accounting, Publishing/Edgar and Transfer Agents Fees.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

ITEM 7.    DESCRIPTION OF BUSINESS

Our Company

BARRIER HOMES INC., a Minnesota corporation ("the Company") was incorporated under the laws of the State of Minnesota on April 06, 2017. Our President, Chief Executive Officer, was appointed upon incorporation. He also acts as our Chief Financial Officer. We intend to appoint additional Officers and Directors as the Company operations advance. Our principal office is located at 802 22nd Ave S MOORHEAD, MN 56560.

On October 28, 2020, the Company issued 20,000 Bonds par value of $1000.00, to our founder, President & CEO and sole Director for sale in this offering.

Business Information

Introduction

BARRIER HOMES INC. is an emerging growth company that plans to engage in real estate development within the United States.

The Company will engage in development and/or acquisition, management and operation or sale of any class of income producing residential and commercial real estate.

We are an emerging growth company, and we expect to use substantially all of the net proceeds from this offering to engage in land acquisition and real estate development business described herein. We expect to build a high-quality real estate portfolio intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification. These properties may be existing properties, newly constructed properties or properties under development or construction which we intend to acquire, make cosmetic changes, repairs, and other enhancements in order to increase the value for rent or immediate sale. The land banking properties will be designated for future development either by the Company or in a joint venture. We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

We plan to initially identify and then focus on regions of United States, and in markets that we believe are likely to benefit from favorable demographic changes. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification.The Company will hold title to its acquired properties through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

Our Competitive Strengths

We believe that The Company will be able to attract experienced directors and officers and other key personal with the necessary experience. We believe our investment strategy will assist in their recruitment, and distinguish us from other real estate development companies. Specifically, our competitive strengths include the following:

*

Experienced and Dedicated Management

. The Company intends to recruit a committed management team with experience in all phases of commercial and residential real estate investment, management and disposition. This team, who in place, will assist in establishing a robust infrastructure of service providers, including property managers for assets under management.

*	Investing Strategy . Our CEO has an extensive deal flow network in target markets due to long-standing relationships with developers, investors, brokers and lenders.

*	Highly Disciplined Investing Approach . We intend to take a time-tested and thorough approach to analysis, management and investor reporting.

Market Opportunity

The economic outlook, in our view, presents an opportunity for our business. The Company believes that recent corrections in the national, regional and local residential markets are healthy and, in style cases, overdue. Over the course of the past several months, The Company have noticed that customers have begun to explore the development of market-appropriate product with realistic absorption projections and expectations of realizable upside upon completion of their project in one to three years. The Company believes that the demand for appropriately priced new development in infill locations will remain steady in most of its markets. style regions, for example, are experiencing a critical lack of new housing product that is affordable to the bulk of the urban workforce. The housing recession has led style banks large and small to lower their construction loan-to-value (LTV) ratios, if not withdraw from the market altogether. The contraction in capital supply to the small to mid-sized homebuilder has not only added to the potential customer base for The Company but also is expected to produce higher credit borrowers and enhanced The Companys pricing power. All other things being equal, the sales price of a typical home in a borrower's project would need to be reduced by 20% to 30% from the original proforma levels for the Company to suffer losses to interest and principal, respectively.

Investment Objectives

Our primary investment objectives are:

-	to maximize the capital gains of our properties;

-	to preserve and protect your capital contribution;
-

to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and

-	To achieve long-term capital appreciation for our stockholders through increases in the value of our company.

We will also seek to realize growth in the value of our investments and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria

We believe the most important criteria for evaluating the markets in which we intend to purchase investment properties include:

-	historic and projected population growth;
-	markets with historic and growing numbers of a qualified and affordable workforce;
-	high historic and projected employment growth;
-	markets with high levels of insured populations; and
-	stable household income and general economic stability.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Investment Policies

Our investment objectives are to maximize the capital gains of our properties and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives.

We expect to pursue our investment objectives primarily through the ownership of commercial and residential and land banked assets. We currently intend to invest primarily in the acquisition, development and management of commercial and residential and land banked properties. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

In order to maintain a relatively low-risk profile across our entire asset holdings, it is the goal of the company to maintain at 30% or less equity in all property holdings at all times. TheCompanys goal is to acquire properties at a maximum of 70% or more loan to value, based on both appraised and bank assumed values of the property, when available. This will be accomplished by either purchasing a property at below market value and/or ensuring that 30% or less down payment is made on the property at acquisition. We anticipate that style acquisitions will be "flipped" or re-sold for profit, whereas other will be kept and included in our portfolio of income properties.

Due Diligence Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location; condition of the asset; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Company; and title and liability insurance policies.

Acquisition of Properties

The Company intends on acquiring commercial and residential properties primarily through foreclosure sales, bank owned real estate, purchase transactions constituting a short sale (a transaction where the purchase price is less than the secured indebtedness on the property), and distressed sale transactions. Raw land will be acquired by identifying potential growth and making acquisitions prior to on-rush of development. The number of commercial and residential properties that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, trends in delinquent mortgages and foreclosure sales in a given area, extent to which banks may or may not aggressively seek to sell owned real estate (typically acquired through foreclosure on a delinquent mortgage), number of persons seeking to purchase distressed properties, trends impacting values of residential properties, and other factors beyond the control of the Company.

Tax Treatment of Registrant and its Security Holders.

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust ( REIT ) as we may not initially be able to qualify as a REIT. Therefore, we will initially operate a, C corporation. As such, our profits are taxable at corporate level and dividends, if any, are taxable at individual level.

Competition

The real estate market is highly competitive. We will compete in all of our markets with other owners and operators of single and multifamily properties. We will compete based ona number of factors that include location, rental rates, security, suitability of thepropertys design to tenants needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on apropertys occupancy levels, rentalrates and operating expenses.

We will compete with style third parties engaged in real estate investment activities including REITs, specialty finance companies, savings and loanassociations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies, private developers and other entities. There are also REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the credit worthiness of tenants. In addition, these same entities may seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for real estate investment may decrease, or grow less than the underlying demand.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Government Regulation

Our business is subject to style laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Fair Housing Act

The Fair Housing Act, its state law counterparts and the regulations promulgated by the U.S. Department of Housing and Urban Development and various state agencies prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under 18) or handicap (disability) and, in some states, financial capability. A failure by the multifamily apartment properties to which our investments relate to comply with these laws could result in litigation, fines, penalties or other adverse claims against these properties and their owners or managers, or could result in limitations or restrictions on the ability of these properties or entities to operate, any of which could materially and adversely affect us.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Employees:

Currently, the company does have full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

ITEM 8.    DESCRIPTION OF PROPERTY

Our principal offices are located at 802 22nd Ave S MOORHEAD, MN 56560. The office is provided at no charge by our CEO. We do not currently lease or own any other real property. We do currently option other real property for housing construction.

ITEM 9.   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The company was incorporated in Minnesota on April 06, 2017. Our principal executive offices are located at 802 22nd Ave S MOORHEAD, MN 56560. We are an internally managed real estate development company engaged in locating and developing real estate investments.

We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to engage in land banking and real estate development business described herein. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The properties may be existing properties, newly constructed properties or properties under development or construction which we intend to acquire, make cosmetic changes, repairs, and other enhancements in order to increase the value for rent or immediate sale.

We have been utilizing and may utilize funds from Mr. Boe our President, Chief Executive Officer and Director, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. Mr. Boe however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require approximately $5,000,000 of funding from this offering. Being a development stage company, we have a very limited operating history. After a twelve-month period, we may need additional financing but currently do not have any arrangements for such financing.

For the next twelve months we anticipate that we will need up to $20 million in operational funds to carry out the acquisition and development of properties in our Real Estate Development Program. Although, we have several target cities in mind, The Company has selected 2 locations when funds become available, therefore, we have 2 target specific locations. For all business purposes if we may request funds from our Chief Executive Officer, however, there is no guarantee he will loan us funds.

The company has not contacted any institution about financing loans for our Real Estate Development Program. We will only contact any such institution when we feel we have both located a target property, and the Company has capital sufficient as a down payment to obtain such financing.

Generally, in this industry it is known to be a common fact that banks, credit unions, and other comparable institutions may not provide financing to a Company operating in the new home construction industry without substantial assets and/or personal asset guarantees. Because of this we may face difficulty in acquiring financing for our target properties or funds necessary to provide the marketing and administration funds for our Real Estate Development Program. We are therefore dependent upon our ability to attract private individuals that will participate in our Real Estate Development Program. This may cause you to lose some or all of your investment if we do not have enough funds to pay cash for a property in full and must resort to financing.

Once we locate a suitable property, we will determine the funds required to complete the project. The amount of funds allocated for this may vary and will depend on the specific location, property size and improvement costs. These are the costs in making a building ready for occupation, and then produce revenue.

Following commencing property development, we may be unable to obtain further loan commitments from private secured mortgage lenders until we have a successful track record. We are uncertain how long it will take to complete each project, we will be dependent on contractor estimates. We cannot reliably predict the profit until we have completed several projects. Should our financial position allow us to do so we hope to purchase several projects in close proximity to help in our costs, marketing and sales efforts.

Long term financing and commitments will be required to fully implement our business plan. The Company will always be dependent on outside funding for the full implementation of our business plan. Our expansion may include expanding our office facilities, hiring sales personnel and developing a customer base.

If we do not receive adequate proceeds from this offering to carry out our forecasted operations to operate for the next 12 months our CEO, Mr. Boe, has informally agreed to provide us funds, however, he has no formal commitment, arrangement or legal obligation to provide funds to the company.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need or cease operations entirely.

We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to engage in land banking and real estate development business described hereinabove. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The properties may be existing properties, newly constructed properties or properties under development or construction which we intend to acquire, make cosmetic changes, repairs, and other enhancements in order to increase the value for rent or immediate sale.

We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

 POLICY WITH RESPECT TO CERTAIN ACTIVITIES

(a)

We do not plan to issue any new common stock notwithstanding we may issue new Bonds if certain qualified investors desire such Bonds to fit their investment criteria. Our Board of Directors may change our policy regarding the issuance of Bonds at any time and in their discretion and without a vote of security holders.

(b)

We do plan to borrow money from private secured mortgage lenders to purchase real estate but will not do so unless this offering is successful. Our business plan involves obtaining real estate loans using our Real Estate Development Program, for the construction of new homes. Our Management may change our policy regarding borrowing money at any time and without a vote of security holders.

(c)

We have not and do not have any plans to make loans to other persons. Our Management may change our policy regarding plans to make loans to other persons or entities in their discretion at any time and without a vote of security holders.

(d)

We have not and do not have any plans to invest in the securities of other issuers for the purpose of exercising control. Our Management may change our policy regarding plans to make loans to other persons or entities in their discretion at any time and without a vote of security holders.

 (e)

We have not and do not have any plans to underwrite securities of other issuers. Our Management may change our policy regarding plans to underwrite securities of other issuers in their discretion at any time and without a vote of security holders.

(f)

We have not and do not have any plans to engage in the purchase and sale (or turnover) of investments. Our Management may change our policy regarding plans to engage in the purchase and sale (or turnover) of investments at any time and without a vote of security holders.

(g)

We have not and do not have any plans to offer securities in exchange for property. Our Management may change our policy regarding plans to offer securities in exchange for property at any time and without a vote of security holders.

(h)

We have not and do not have any plans to repurchase or otherwise reacquire its Bonds or other securities. Our Management may change our policy regarding plans to repurchase or otherwise reacquire its Bonds or other securities at any time and without a vote of security holders.

(i)

We do intend to make annual or other reports to security holders in the future, although we have not concluded the nature, content and scope of such reports at this time and such reports may contain financial statements certified by independent public accountants. Our Management may change or eliminate our policy regarding plans to make annual reports available to security holders including the content at any time and without a vote of security holders.

INVESTMENT POLICIES OF REGISTRANT

(a)

Investments in real estate or interests in real estate.

1.

We plan to focus our Real Estate Development Program only in the states which show a demand for affordable new home construction, but in the future may expand our operations to acquire and lease real estate in other states as new opportunities emerge. Our Management may change our existing policy regarding target states at any time and without a vote of security holders. We may invest some of our assets in the purchase of real estate and building lots.

 2.

We may invest in any type of real estate including but not limited to building lots, residential investment properties, industrial, office, retail buildings, special purpose buildings, or undeveloped acreage.

3.

To finance the construction of new homes through our Real Estate Development Program, we plan on commencing an extensive marketing program pursuant to this offering and have definitive plans to do so. We have in place favorable relationship with banks so that we can construct new homes on building lots owned by the Company with bank loans. This will allow the Company to take out a new home construction mortgages for new home construction. There will be no limitations on the number of new homes under construction at any time. We are not limited, however, by our ability to track the progress where these home are being constructed in different locations. This would require the hiring of additional experienced personal and increase the Company's overhead. Our Management may change our existing policy regarding our method of operating and financing real estate at any time and without a vote of security holders.

4.

We believe that our CEO has the necessary experience and industry contacts to carry out our business plan.

5.

Our policy is to acquire assets primarily for income and not capital gain. Our Management may change our existing policy regarding our method of operating and financing real estate at any time and without a vote of security holders.

6.

We do not have a policy that restricts us to the amount or percentage of assets which will be invested in any specific property.

7.

We do not have any other material policy with respect to our proposed real estate activities.

(b)

Investments in real estate mortgages.

We do not have any policy or plans at this time to invest in any real estate mortgages. Our Management may change our existing plans regarding investments in real estate mortgages at any time and without a vote of security holders.

(c)

Securities of or interests in persons primarily engaged in real estate activities.

We do not have any policy or plans at this time to invest in persons or entities engaged in real estate activities, with the Specific exception of the Real Estate Company formation and equity interests. Our Management may change our existing plans regarding investing in persons or entities engaged in real estate activities at any time and without a vote of security holders..

(d)

Investments in other securities.

We do not have any policy or plans at this time to invest in any other types of real estate securities. Our Management may change our existing plan regarding an investment in any other real estate securities at any time and without a vote of security holders.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research land development building single family and multi-family projects, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have commenced. The Company has generated minimal revenues under $500,000.00 from operations and therefore lacks meaningful capital reserves.

Operating Results

As of June 30, 2020 we have an accumulated gross receipts of $115,000.00.

Gross Receipts of 2019 $251,498.00 Gross Profit $153,257.00

Gross Receipts of 2018 $469,906.00 Gross Profit $212,447.00

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise up to $20,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we intend on identifying tracks of land and other real estate for development and acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Executing on our business plan will depend highly on our funds, the availability of those funds, and the size of the properties. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of real estate development for commercial and residential properties and land banking. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of acquiring real estate for development and land banking will be adversely affected and the Company may not be able to execute on its business plan if it is unable to finance such projects. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into Bonds of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with limited operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of June 30, 2020, we do not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on acquiring 2 tracks of land for land banking and other commercial and residential properties for development using the proceeds from this offering. Our officers and directors will meet with property owners, brokers, consultants and advisors in the real estate industry to locate raw land and other properties which meet the Company's profile. We may engage other consultants to conduct initial due diligence with respect to properties which may be of interest to the Company. Our initial focus will be to acquire properties located in the north central, south western and south eastern region of the United States. Our director intends to reach out to his current network and search for appropriate properties. Mr. Boe has a network that includes real estate brokers, commercial and residential real estate owners, management companies, real estate operators, title companies, and escrow companies. Mr. Boe believes that by utilizing his current network, he will be able to identify appropriate properties. We plan to purchase real properties by assuming up to 85% or more debt financing. We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank or non-bank third party. However, we hope to limit our financing costs and our financing to direct leverage on the property. We hope to finance acquisition costs mostly with the sale of our bonds in this offering.

ITEM 10.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually.  A majority vote of the directors who are in office is required to fill vacancies.  Each director shall be elected for the term of one year, and until his/her successor is elected and qualified, or until his/her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Randall Boe	Chief Executive Officer/Director	47	April 06,2017

Randall Boe, CEO and Director

Over the last five years Mr. Boe acted as a consultant to several development companies and private construction companies. In this capacity he has operated CEO/President Project Manager and General Contractor for 28 years.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than Twenty (20) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Companys majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within Twenty years prior to that time,

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his/her involvement in any type of business, securities or banking activities,

Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

ITEM 11.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our Twenty highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Randall Boe	CEO, Director	$88,100.00	-0-	$88,100.00
Randall Boe	President/ Director/Secretary	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

ITEM 12.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this Offering Circular, of our Bonds by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group.  To the best of our knowledge, the persons named have sole voting and investment power with respect to such Bonds, except as otherwise noted.  There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Randall Boe	200,000,000	-0-	100%

All directors and officers as a group (1 persons)	200,000,000	-0-	100%

(1)	The address of those listed is 802 22nd Ave S MOORHEAD, MN 56560.
(2)	Our sole director 200,000,000 of Common Stock. Unless otherwise indicated, all shares are owned directly by the beneficial owner.

ITEM 13.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Since inception, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Minnesota law that they must present to the Company any business opportunity presented to them as an individual that met the Minnesota's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Companys intention to adopt such policies and procedures in the immediate future.

ITEM 14. SECURITIES BEING OFFERED

14(a) Capital Stock is not being offered.

14(b) Bonds our authorized debt security consists of twenty thousand (20,000) Bonds, par value $1000.00 per bond (the "Bond") $20,000,000.00

1. Interest Rate 5% annual, bi-annual coupon 12/15 and 6/15 unless the day is a non-business day in New York, New York the payment will be made the following day. Day Count 30/360.

2. 1st senior lien position secured by real estate purchased and developed by offering proceeds.

3. Standard housing development covenants apply, house size, garage requirements, aesthetics of buildings as well as detached structures etc... Standard normal covenants.

Transfer Agent and Registrar

Book Entry only.

Bonds Eligible for Future Sale

Prior to this offering, there was no public market for our Bonds. We cannot predict the effect, if any, that market sales of Bonds will have.

We have no outstanding bonds. None of these Bonds will be freely tradable without restriction or further registration under the Securities Act, except as allowed following a qualification of this offering under Regulation A +, unless those Bonds are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

15.   FINANCIAL STATEMENTS

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

FINANCIAL STATEMENTS - UNAUDITED

For the period ended June 30, 2020.

CONTENTS:

Balance Sheet as of June 30, 2020.

Statement of Operations as of June 30, 2020.

Statements of Stockholder's Equity as of June 30, 2020.

Statements of Cash Flows as of June 30, 2020.

Notes to the Financial Statements

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

FINANCIAL STATEMENTS - UNAUDITED

For the period ended December 31, 2019.

CONTENTS:

Balance Sheet as of December 31, 2019.

Statement of Operations as of December 31, 2019.

Statements of Stockholder's Equity as of December 31, 2019.

Statements of Cash Flows as of December 31, 2019.

Notes to the Financial Statements

 BARRIER HOMES INC.

FINANCIAL STATEMENTS - UNAUDITED

For the period ended December 31, 2018.

CONTENTS:

Balance Sheet as of December 31, 2018.

Statement of Operations as of December 31, 2018.

Statements of Stockholder's Equity as of December 31, 2018.

Statements of Cash Flows as of December 31, 2018.

Notes to the Financial Statements

BARRIER HOMES INC.

BALANCE SHEET - UNAUDITED

As of June 30, 2020.

ASSETS	June 30, 2020

Current Assets:
Cash	$7,627
Total Current Assets
TOTAL ASSETS	1,514,733

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Total Current Liabilities
Total Liabilities	958,769

Stockholders' Equity
Common Stock; 200,000,000 Common authorized; par value $0.001 per share; 200,000,000 Shares Issued and Outstanding	211,225

Additional Paid In Capital
0
Prior Accumulated Retained Earnings
Current net profit (loss)	(174,383)
Less: Dividends

Total Shareholders' Equity	381,581

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,514,733

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

BALANCE SHEET - UNAUDITED

As of December 31, 2019.

ASSETS	December 31, 2019

Current Assets:
Cash	$59,148
Total Current Assets
TOTAL ASSETS	1,506,206

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Total Current Liabilities
Total Liabilities	958,769

Stockholders' Equity
Common Stock; 200,000,000 Common authorized; par value $0.001 per share; 200,000,000 Shares Issued and Outstanding	211,225

Additional Paid In Capital
0
Prior Accumulated Retained Earnings
Current net profit (loss)	(182,010)
Less: Dividends

Total Shareholders' Equity	365,400

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$1,506,206

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

BALANCE SHEET - UNAUDITED

As of December 31, 2018.

ASSETS	December 31, 2018

Current Assets:
Cash	$59,148
Total Current Assets
TOTAL ASSETS	270,373

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:

Total Current Liabilities
Total Liabilities	59,148

Stockholders' Equity
Common Stock; 200,000,000 Common authorized; par value $0.001 per share; 200,000,000 Shares Issued and Outstanding	211,225

Additional Paid In Capital
0
Prior Accumulated Retained Earnings
Current net profit (loss)	(211,225)
Less: Dividends

Total Shareholders' Equity	211,225

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$59,148

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF OPERATIONS

For the Period January 1, 2020 through June 30, 2020.

	From January 1, 2020 to June 30, 2020

Revenue		$ 60,048.00

Operating expenses:
Total operating expenses		(52,421)

Net Profit		7,627

Net loss per common share - basic and diluted:
		(.00072815)
Net gain per share attributable to common stockholders		.000038135

Weighted-average number of Shares outstanding		200,000,000

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF OPERATIONS

For the Period January 1, 2019 through December 31, 2019.

	From January 1, 2019 to December 31, 2019

Revenue		$ 251,498.00

Operating expenses:
Total operating expenses		(98,241)

Net Profit		153,257

Net loss per common share - basic and diluted:
		(.00029595)
Net gain per share attributable to common stockholders		.000766285

Weighted-average number of Shares outstanding		200,000,000

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF OPERATIONS

For the Period January 1, 2018 through December 31, 2018.

	From January 1, 2018 to December 31, 2018

Revenue		$ 469,906.00

Operating expenses:
Total operating expenses		(257,459)

Net Profit		212,447

Net loss per common share - basic and diluted:

Net gain per share attributable to common stockholders		.001062235

Weighted-average number of Shares outstanding		200,000,000

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF STOCKHOLDER'S EQUITY

for the period of January 1, 2020 to June 30, 2020

							Total
	Preferred Stock	Common Stock	Paid-in	Retained Earnings	Shareholders'
	Shares	Par Value	Shares	Par Value	Capital	Excess of Par	Equity
Beginning Balance, January 01, 2020	0	0	0	0	0	182,010	$ 546,996

Issuance of Preferred Stock $0.001 Par Value	0	0	0	0	0	0	0

Issuance of Common Stock $0.001 Par Value	0	0	0	0	0	0	0

Net Income (loss) for the period ended June 30, 2020	0	0	0	0	0	0	7,627

Ending Balance, June 30, 2020	0	0	0	0	0	0	554,623

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF STOCKHOLDER'S EQUITY

for the period of January 1, 2019 to December 31, 2019

							Total
	Preferred Stock	Common Stock	Paid-in	Retained Earnings	Shareholders'
	Shares	Par Value	Shares	Par Value	Capital	Excess of Par	Equity
Beginning Balance, January 01, 2019	0	0	200,000,000	.001062235	0	211,225	$ 423,672

Issuance of Preferred Stock $0.001 Par Value	0	0	0	0	0	0	0

Issuance of Common Stock $0.001 Par Value	0	0	0	0	0	0	0

Net Income (loss) for the period ended December 31, 2019	0	0	0	0	0	(29,933)	123,324

Ending Balance, December 31, 2019	0	0	0	0	0	182,010	546,996

47

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF STOCKHOLDER'S EQUITY

for the period of January 1, 2018 to December 31, 2018

							Total
	Preferred Stock	Common Stock	Paid-in	Retained Earnings	Shareholders'
	Shares	Par Value	Shares	Par Value	Capital	Excess of Par	Equity
Beginning Balance, January 01, 2018	0	0	200,000,000	.001056125	0	$ 0	$ 0

Issuance of Preferred Stock $0.001 Par Value	0	0	0	0	0	0	0

Issuance of Common Stock $0.001 Par Value	0	0	200,000,000.001		0	211,225	211,225

Net Income (loss) for the period ended December 31, 2018	0	0	0	0	0	0	212,447

Ending Balance, December 31, 2018	0	0	200,000,000	.001062235	0	211,225	423,672

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD January 1, 2020 to June 30, 2020.

	From January 1, 2020 to June 30, 2020

Cash Flows from Operating Activities

Net Income (loss)		7,627
Net cash used in operating activities		(60,048)

Cash Flows from Financing Activities		0
Common & Preferred Stock issued
		0
Net Cash Flows From Financing Activities
Net Decrease In Cash		(52,421)

Cash Beginning		59,148
Cash Ending		7,627

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD January 1, 2019 to December 31, 2019.

	From January 1, 2019 to December 31, 2019

Cash Flows from Operating Activities

Net Income (loss)		153,257
Net cash used in operating activities		(153,257)

Cash Flows from Financing Activities		0
Common & Preferred Stock issued
		0
Net Cash Flows From Financing Activities
Net Decrease In Cash		0

Cash Beginning		59,148
Cash Ending		59,148

The accompanying notes are an integral part of these financial statements.

BARRIER HOMES INC.

(AN EMERGING GROWTH COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD January 1, 2018 to December 31, 2018.

	From January 1, 2018 to December 31, 2018

Cash Flows from Operating Activities

Net Income (loss)		212,447
Net cash used in operating activities		(212,447)

Cash Flows from Financing Activities		0
Common & Preferred Stock issued
		0
Net Cash Flows From Financing Activities
Net Decrease In Cash		0

Cash Beginning		59,148
Cash Ending		59,148

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

BARRIER HOMES INC.  ("the Company") was incorporated under the laws of Minnesota on April 06, 2017.

We are an internally managed real estate company engaged in the new construction and acquisition of income producing real estate. As of the date of this filing, the Company has commenced operations from April 06, 2017 to current. The Company's fiscal year end is December 31.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of Bonds available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional Bonds that would have been outstanding if the potential Bonds had been issued and if the additional Bonds were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with Two financial institutions. The amount on deposit in the two institutions may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of April 06, 2017.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying, and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

		June 30, 2020

U.S statutory rate		34.00%
Less valuation allowance	-34.00%

Effective tax rate		0.00%

The significant components of deferred tax assets and liabilities are as follows:

			June 30, 2020
Deferred tax assets

Net operating gain/losses		$

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of June 30, 2020.

The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period January 1, 2020 interim through June 30, 2020 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company will file income tax returns in the U.S. federal jurisdiction and the state of Minnesota, our office location. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

Related Party Note. No Party Transactions

Note 5.   Stockholders' Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

Randall Boe is holder of 100% of common stock shares issued in Our Articles of Incorporation 200,000,000 shares for paid in capital investment of $211,225.00.

 Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 - Net Income (Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to BARRIER HOMES INC., for the period January 1, 2020 through June 30, 2020.

				June 30, 2020

Net Income (Loss)				$7,627

Weighted-average common stock outstanding basic:	.00277

Weighted-average common stock			.00277
Equivalents

Equivalents
Stock options				0
Warrants				0
Bonds				0
Weighted-average Bonds		0
outstanding- Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no long operating history and has not generated significant revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on style factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None.

PART III - EXHIBITS

ITEM 16 & 17. INDEX TO EXHIBITS & DESCRIPTION

INDEX TO EXHIBITS:

1. Underwriting agreement: None Best Efforts Basis

2. Charter and bylaws: Articles.htm and; bylaws.htm

3. Instructions defining rights of securities holders: No Rights Bonds only

4. Subscription agreement: Subs-agree.htm

5. Voting trust agreement: None

6. Material contracts: None

7. Plan of acquisition, reorganization, arrangement, liquidation, or succession: None

8. Escrow agreements: None

9. Letter re change in accountant: None

10. Power of attorney: None

11. Consents: None

12. Opinion re legality: BHI_A1_EX_12_OPN_CNSL.htm

13. Testing the waters materials: None

14. Appointment of agent for service of process: Yes

15. The technical report summary under Item 601(b)(96) of Regulation S-K-: None

16. Additional Exhibits: None

18.  SIGNATURES

Pursuant to the requirements of the Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Moorhead, State of Minnesota, on November 15, 2020.

BARRIER HOMES INC.

By:	/s/ Randall S Boe
	Name:	Randall S Boe
	Title:	Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Randall S Boe	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	November 15, 2020
Randall S Boe
/s/ Randall S Boe	Chief Financial Officer, Secretary and Treasurer (Principal Financial Officer and Principal Accounting Officer)	November 15, 2020
Randall S Boe

BARRIER HOMES INC. Offering Circular	58